SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒           Preliminary Proxy Statement.
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐           Definitive Proxy Statement.
☐           Definitive Additional Materials.
☐           Soliciting Material Pursuant to §240.14a-12.

DILIGENT BOARD MEMBER SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)           Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)           Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
_____________________________________________________
2)           Form, Schedule or Registration Statement No.:
_____________________________________________________
3)           Filing Party:
_____________________________________________________
4)           Date Filed:
_____________________________________________________

39 West 37th Street, 8th Floor
New York, NY 10018

May __, 2010

To the Shareholders of Diligent Board Member Services, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Diligent Board Member Services, Inc. (the "Company") to be held on June 8, 2010, at 11:00 a.m., New Zealand local time, at the Rendezvous Hotel Auckland, corner of Vincent Street and Mayoral Drive, Auckland, New Zealand.  At this important meeting you will be asked to vote on the following proposals:

1.
The election of five directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010;

3.	To approve our 2010 Stock Option and Incentive Plan.

4.
To approve in accordance with NZSX Listing Rule 9.2 the proposed prepayments and amendments of the Services Share Holding, LLC note payable to the Company dated October 1, 2007 as described in Proposal Four of the Company’s proxy statement for this meeting.

5.	To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Attached you will find a Notice of Annual Meeting of Shareholders, the Company’s proxy statement and a proxy card for the Annual Meeting.

Your Vote Is Important.  Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy card.

We thank you for your prompt attention to this matter and appreciate your continuing support.

Sincerely yours,

Alessandro Sodi
President & Chief Executive Officer

DILIGENT BOARD MEMBER SERVICES, INC.

Notice of Annual Meeting of Shareholders
To be held June 8, 2010

TO THE SHAREHOLDERS OF DILIGENT BOARD MEMBER SERVICES, INC.:

Diligent Board Member Services, Inc., a Delaware corporation, will hold its Annual Meeting of Shareholders on June 8, 2010, at 11:00 a.m., New Zealand local time, at the Rendezvous Hotel Auckland, corner of Vincent Street and Mayoral Drive, Auckland, New Zealand, for the following purposes:

1.
The election of five directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010;

3.	To approve our 2010 Stock Option and Incentive Plan.

4.
To approve in accordance with NZSX Listing Rule 9.2 the proposed prepayments and amendments of the Services Share Holding, LLC note payable to the Company dated October 1, 2007 as described in Proposal Four of the Company’s proxy statement for this meeting.

5.	To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

We have fixed the close of business on April 16, 2010, New Zealand time, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.  If your shares are held in the name of a broker, trust or other nominee, you will need a proxy or letter from the broker, trustee or nominee in order to vote your shares personally at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 8, 2010, New Zealand time: The proxy statement is available at www.boardbooks.com/diligentbooks/investor-proxy.shtml.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR NZX HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Your vote is important.  Please sign, date and return the enclosed proxy card in the enclosed envelope, whether or not you plan to attend the Annual Meeting.  Sending in your proxy card now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting, if you wish to do so.

By Order of the Board of Directors,

Robert Norton
General Counsel and Secretary
New York, New York
May __, 2010

DILIGENT BOARD MEMBER SERVICES, INC.

PROXY STATEMENT

TABLE OF CONTENTS

INTRODUCTION	2

SOLICITATION	2

WHO CAN VOTE AT THE ANNUAL MEETING	3

ATTENDING THE ANNUAL MEETING	3

VOTING BY PROXY	3

VOTE REQUIRED	4

PROPOSAL ONE – ELECTION OF DIRECTORS	4

DIRECTORS AND CORPORATE GOVERNANCE	5

EXECUTIVE COMPENSATION	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS	15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	18

PROPOSAL TWO – RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.	20

PROPOSAL THREE –ADOPTION OF 2010 STOCK OPTION AND INCENTIVE PLAN.	22

PROPOSAL FOUR – APPROVAL OF PROPOSED AMENDMENTS AND PREPAYMENTS OF NOTE WITH SERVICES SHARE HOLDING, LLC.	23

OTHER BUSINESS AT THE MEETING	27

ANNUAL REPORT	27

COMMUNICATIONS FROM SHAREHOLDERS	28

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING	28

FORWARD LOOKING STATEMENTS	29

-i-

PROXY STATEMENT
DILIGENT BOARD MEMBER SERVICES, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 8, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 8, 2010: This proxy statement is available at www.boardbooks.com/diligentbooks/investor-proxy.shtml.

INTRODUCTION

SOLICITATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diligent Board Member Services, Inc. ("Company") to be used at an Annual Meeting of Shareholders of the Company to be held on June 8, 2010, at 11:00 a.m., New Zealand local time, at the Rendezvous Hotel Auckland, corner of Vincent Street and Mayoral Drive, Auckland, New Zealand ("Annual Meeting").  To obtain directions to the location of the Annual Meeting to attend and vote in person, please contact Robert Norton, Secretary of the Company, at (973) 939-9460.  The approximate date on which this proxy statement and the accompanying form of proxy card are being sent to shareholders is on or about May __, 2010.  The Company's principal executive offices are located at 39 West 37th St., 8th Floor, New York, New York 10018.  The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy.

At the Annual Meeting, the following matters will be considered and voted upon by the shareholders:

1.
The election of five directors to serve on our Board of Directors for a one-year term and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To ratify the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010;

3.	To approve our 2010 Stock Option and Incentive Plan.

4.
To approve in accordance with NZSX Listing Rule 9.2 the proposed prepayments and amendments of the Services Share Holding, LLC (“SSH LLC”) note payable to the Company dated October 1, 2007 as described in Proposal Four of the Company’s proxy statement for this meeting.

5.	To transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

WHO CAN VOTE AT THE ANNUAL MEETING

You are entitled to vote your shares at the Annual Meeting only if our records show that you held your shares as of the close of business on the record date, which is April 16, 2010, New Zealand time.  On the record date, there were 90,440,000 shares of Company common stock ("common stock") outstanding and 32,667,123 shares of Series A Preferred Stock outstanding.

ATTENDING THE ANNUAL MEETING

If you are a shareholder of record, you may attend the Annual Meeting and vote in person, or you may vote by proxy at the Annual Meeting.  If you are a beneficial owner of common stock and your shares are held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Annual Meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your common stock held in street name in person at the Annual Meeting, you will have to get a written proxy authorizing you to vote from the broker, bank or other nominee who holds your shares.

VOTING BY PROXY

If the accompanying proxy card is signed and returned, your shares represented by the proxy will be voted in accordance with the specifications thereon.  If the manner of voting your shares is not indicated on the proxy card, they will be voted in favor of the proposals and in the discretion of the persons named in the proxy on any other matter that is properly presented and voted on at the Annual Meeting.  Furthermore, if you fail to designate the Chairman of the meeting or another as your proxy, then the Chairman of the meeting will vote your shares.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting.  To revoke your proxy, you must either give our corporate Secretary a written notice of revocation bearing a later date than the proxy, submit a later-dated proxy card to our corporate Secretary, or attend the Annual Meeting and vote your shares in person.  Your attendance at the Annual Meeting will not automatically revoke your proxy; you must submit a ballot at the Annual Meeting to do so.

If you hold your shares in street name, please contact your broker for additional information regarding the voting of your shares.  Your broker may allow you to deliver your voting instructions via the telephone or the internet.  Please see the voting instructions form provided you by your broker.  If your shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote your shares in person.

VOTE REQUIRED

Shareholders are entitled to one vote per share on all matters presented to the Annual Meeting.  The presence in person or by proxy of the holders of a majority of the aggregate outstanding shares of common stock and the Series A Preferred Stock will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  A broker non-vote occurs when a shareholder fails to provide voting instructions to the shareholder's broker for shares held in street name.  Under these circumstances, the broker may be authorized to vote the shares on some routine items, but is prohibited from voting on other items. The items for which a shareholder's broker cannot vote without the shareholder's instructions result in a broker non-vote.

The Company does not have cumulative voting, and thus each shareholder will only be entitled to one vote per share in the election of each director nominee under Proposal One.  Each nominee must be elected by a plurality of the votes of the common shares entitled to vote on the election of the common director that are represented in person or by proxy at the Annual Meeting.  Our Series A Preferred Stock will not be entitled to vote in the election of directors under Proposal One.

Proposals Two, Three, and Four relate to ratification of the appointment of the Company’s independent auditors, adopting our 2010 Stock Option and Incentive Plan and approving prepayments and amendments of the SSH LLC note payable to the Company, respectively; to be approved, each proposal will require the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, except that, with respect to Proposal Four, the shares held by SSH LLC and its members will not be entitled to vote pursuant to NZSX Listing Rule 9.2.  Our Series A Preferred Stock is entitled to vote together with our common stock on all proposals except Proposal One.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s bylaws provide that our Board of Directors will consist of between five and eleven members.  Our Board of Directors currently consists of six members, of which five are elected by our common shareholders at the Annual Meeting and one of which, David Liptak, has been elected by the holders of our Series A Preferred Stock.  Our Series A Preferred Stock is not entitled to vote in the election of the five directors to be elected by our common shareholders.

One of the purposes of this Annual Meeting is to elect five common directors to serve for a one-year term expiring at the annual meeting of shareholders in 2011 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Based on the recommendation of all of the directors on the Remuneration and Nominations Committee, the Board of Directors has designated Alessandro Sodi, Sharon Daniels, Peter Huljich, Rick Bettle and Mark Russell as the nominees proposed for election at the Annual Meeting by the common shareholders.

Unless authority to vote for the nominees or a particular nominee is withheld (abstention) or is voted against, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of all nominees.  In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors, unless the authority to vote for such nominees or for the particular nominee who has ceased to be a candidate has been withheld or voted against.  Each of the nominees has indicated their willingness to serve as a director, if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable for election.

The Board of Directors recommends that you vote for the election of Alessandro Sodi, Sharon Daniels, Peter Huljich, Rick Bettle and Mark Russell as directors (resolutions 1 through 5 on the proxy card).

DIRECTORS AND CORPORATE GOVERNANCE

The directors, executive officers and certain significant employees of Diligent are set forth below. None of such persons has been involved in any legal proceeding enumerated in Securities and Exchange Commission Regulation S−K, Item 401, within the time periods described in that regulation.

Executive Officers, Directors and Certain Significant Employees

The following table contains information with respect to our directors, executive officers and significant employees.  None of these persons have an arrangement or understanding with another person pursuant to which he or she was elected as a director, executive officer or other significant employee, respectively, except for Mr. Liptak as described in his biography below.  No family relationships exist among these persons, except for Sharon Daniels, who is the niece of Don Meisner and former spouse of Marc Daniels.  During the past 10 years, none of the persons identified in the table below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).  All have been in their respective capacity as described in their biographies below.

Name	Age	Position

Alessandro Sodi	50	Chief Executive Officer, President and Director
Sharon Daniels	47	Chief Marketing Officer and Director
Steven Ruse	45	Chief Financial Officer
Kevin Lawler	60	Director of Finance, New Zealand
Marc Daniels	52	EVP, Licensing
Don Meisner	55	Treasurer
Robert Norton	67	EVP/General Counsel/Secretary
Alastair Percival	43	Sr. VP/Director of Operations
Jeffry Powell	47	EVP, Sales
Rick Bettle	63	Director
Peter Huljich	33	Director
Mark Russell	53	Director
David Liptak	51	Chairman and Director

Alessandro Sodi serves as a director and as our Chief Executive Officer and President.  Before our founding, since 1998, Mr. Sodi served as an officer of our predecessor entity, Diligent Board Member Services, LLC (“DBMS LLC”), which was previously known as Manhattan Creative Partners, LLC (“MCP”).  Until 2003, when MCP moved its focus to corporate governance service delivery, it was a consulting firm specializing in software development and the Internet.  From 2001 to 2003 Mr. Sodi managed the development of software that would become the Diligent Boardbooks system.

Sharon Daniels serves as a director and as our Chief Marketing Officer.  From 1996 to 2003, Ms. Daniels was Managing Director of Manhattan Creative Strategies, a marketing firm.  Ms. Daniels created for our predecessor entity DBMS LLC and maintains for us the Diligent global brand as well as the Diligent Boardbooks graphical user interface.  She has over 20 years experience in branding and strategic business development and has extensive international experience with technology and financial service companies.

Steven Ruse serves as Executive Vice President and Chief Financial Officer (“CFO”).  Prior to his employment with the Company and since 2006, Mr. Ruse served as CFO for ING Private Wealth Management, LLC.  From 2005 to 2006, Mr. Ruse served as CFO of ING Financial Markets, LLC.  Prior to that, and since 1998, Mr. Ruse served as Controller for UBS Financial Services, Inc.

Kevin Lawler is our Director of Finance, New Zealand.  Prior to joining us in 2004, he served as Senior Vice President - Finance of General Cable NZ, a subsidiary of the US based company.  Mr. Lawler has over 25 years of experience operating as a Senior Finance Executive.  He has extensive experience with international reporting and managing global cash.  Mr. Lawler resides in Christchurch, New Zealand.

Marc Daniels serves as our Executive Vice President, Licensing.  Prior to joining our predecessor entity, DBMS LLC in 2003, Mr. Daniels served as the COO of Flextronics Test.  Between 1997 and 2001, Mr. Daniels helped develop UGO.com, which is a website serving individuals engaged in internet gaming.  In addition to managing large companies, Mr. Daniels has established and run new businesses, including the founding in 1979 of CDA Computer Sales, a computer mail-order company.

Don Meisner is our Treasurer.  Mr. Meisner has a broad range of business experience including accounting, forecasting, budgeting, business analysis and systems implementation, with a particular emphasis on corporate compliance and financial reporting.  Prior to joining us in 2007, Mr. Meisner served as the Controller of the Lebermuth Company, Inc. from February 2002 through 2007, where he was responsible for all aspects of accounting, as well as legal and insurance issues.

Robert Norton serves as our General Counsel and Corporate Secretary, in which capacity he has served since 2008.  Mr. Norton has been a practicing attorney for over 35 years, commencing his career at the law firm of Shearman & Sterling LLP in New York City.  Mr. Norton served as General Counsel of MasterCard International for over 15 years, where he was the head of the law department and was responsible for all legal matters addressed by the corporation.  For the five years before he joined us in 2008, Mr. Norton was engaged as a sole practitioner in private practice and at times as a contract attorney.  Mr. Norton is also a director of the Westchester Mental Health Association in White Plains, New York.

Alastair Percival serves as a Senior Vice President and Director of Operations.  Mr. Percival joined Manhattan Creative Partners, which was the predecessor to DBMS NZ, in 2003.  He is responsible for managing the software development team in New Zealand, worldwide customer support, the account management teams and the U.S.-based IT services team.  He has been involved in technology for over 20 years, and started a technology and consulting company in 1997 (Telenet Services) that delivered a range of e-commerce and online applications through online subscriptions.    Prior to starting Telenet, he was a project manager for ICL Fujitsu Retail division, which provides stock management systems to supermarket chains in the United Kingdom.

Jeffry Powell serves as Executive Vice President, Sales.  Prior to joining the Company in 2007, Mr. Powell was Vice President of Sales of a software localization company (2005-2007).  Prior to that Mr. Powell worked for 12 years as a founder, board member and officer of a commercial translation agency.  Mr. Powell has more than 15 years of sales experience and specializes in helping small businesses develop sales strategies, build sales departments, and expand sales revenue and growth.

Rick Bettle serves as a member of our Board of Directors.  Mr. Bettle is an Accredited Fellow and Immediate Past President of the New Zealand Institute of Directors.  He is also a Graduate Fellow of the Australian Institute of Company Directors.  Mr. Bettle is currently Chairman of the Civil Aviation Authority of New Zealand, and ATTTO Ltd, and a Director of Southport Ltd and Goodman NZ, Revera Ltd.  He previously chaired the New Zealand Totalisator Agency Board for over eight years.  He has also previously chaired The Racing Industry Board, NZ Lamb Co., Capital Coast Health and Wrightson Finance.  Mr. Bettle was Managing Director of Wrightson from 1987 to 1991 and CEO of Alliance Group from 1991 to 1995.  From 1995 to 1998 he was head of the law firm Kensington Swan.

Peter Huljich serves as a member of our Board of Directors.  For the last five years, Mr. Huljich has served as Managing Director and Chief Investment Officer of Huljich Wealth Management, an independent, specialist funds management company based in Auckland, New Zealand.  He has over ten years of investment experience since joining the privately-held Huljich Group, which was created from the sale of Best Corporation to Danone Group in 1995.  Mr. Huljich also has an extensive background in, and familiarity with, the securities industry and Australian financial markets, which provides a valuable contribution to our Board.  Mr. Huljich is currently a director of  Able Investments Limited, Chevron Holdings Limited, Clooney No 2 Limited, Diligent Board Member Services, Inc., Diligent Board Member Services NZ Limited, Finance Direct Limited, Howgood Limited, Howgood Operations Limited, Huljich Limited, Huljich (New Zealand) Limited, Huljich Wealth Management (New Zealand) Limited, Huljich Family Trust Nominees Limited, Llireva Holdings Limited, Mike Pero (New Zealand) Limited, Mike Pero Insurances Limited, Mike Pero Mortgages Limited, NZF Group Limited, NZF Money Limited, Sugar International Limited and Sugar New Zealand Limited.

Mark Russell serves as a member of our Board of Directors.  Mr. Russell is a senior commercial partner of the New Zealand law firm Buddle Findlay, acting for a wide range of public and private companies and has extensive experience in corporate finance and structuring, and banking and insolvency.  He acts for a number of companies listed on NZX and NZAX, with particular emphasis on Listing Rules, compliance advice, initial listing and IPOs.  He gives banking and securities advice to New Zealand and overseas banks and overseas law firms, and he also provides advice to trustee companies and issuers on public securities issues and managed funds.  He is ranked as a leading individual in banking and finance in Asia Pacific Legal 500 2006/2007. Mr. Russell is also a Director of Landpower Holdings Limited.

David Liptak was elected Chairman of our Board of Directors in March 2010.  Mr. Liptak has served on the Board since April 2009, is the founder and Managing Member of Spring Street Partners, L.P., which he formed in 1995, and a senior member of the Executive Committee of Spring Street Partners.  Spring Street Partners is an SEC registered broker/dealer and member of the NASD.  Mr. Liptak has over 15 years of investment experience since forming West Broadway Partners, Inc., an investment partnership that ultimately managed more than $700 million in investor capital in the West Broadway Partners group of funds until March 2005.  Mr. Liptak was responsible for all trading and management decisions for the West Broadway Partners group of funds, and was Chairman of the firm's Executive Committee.  Mr. Liptak closed his funds and left the firm in March 2005.  In March, 2005 Mr. Liptak began managing Spring Street Partners on a full time basis.  Spring Street Partners is the holder of approximately 22 million shares of the Company’s Series A Preferred Stock and as such, is entitled to elect one member to our Board of Directors.  Mr. Liptak was elected as a Director under this arrangement with Spring Street Partners.

Board of Directors

Our business and affairs are managed under the direction of our Board of Directors.  The board is currently comprised of six directors, three of whom are independent.  Presently, we have chosen to separate the functions of Chief Executive Officer and Chairman.  While we maintain a relatively small board of six members, we feel it is not only appropriate, but important to maintain a separation between the involvement and decision making related to the management of the business by the CEO and the overall governance and strategic oversight that is the responsibility of our board, led by the Chairman. Our bylaws (and in some cases, the New Zealand Stock Exchange listing rules) provide that:

•	We must have a minimum of five directors and a maximum of eleven directors, with at least two directors ordinarily resident in New Zealand and at least three independent directors;

•	Certain time limits apply for nominating directors;

•	Any person appointed as a director to fill a casual vacancy must retire from office at the next annual meeting but will be eligible for re-election;

•	All directors will be subject to removal from office by ordinary resolution of our shareholders;

•	All directors are subject to re-election annually;

•	A director who has a personal interest in any matter may not vote on a board resolution in respect of that matter;

•	The Board’s power to authorize payment of remuneration by us to a director in his or her capacity as a director is subject to prior approval by ordinary resolution of our shareholders; and

•	We must maintain an Audit Committee.

The Board meets regularly to direct management and will include sessions to consider the strategic direction and to review progress on our published projections and business plans.  The specific responsibilities of the Board include:

•	Working with management to set our strategic direction;

•	Monitoring and working with management to direct our business and financial performance;

•	Selection of a CEO and, where applicable, other executive officers;

•	Establishing and ensuring implementation of succession plans for senior management; and

•	Ensuring that effective disclosure policies and procedures are adopted.

The Board complies with the Company’s Code of Conduct.

Board Committees

The Board has two formally constituted committees of directors.  These committees review and analyze policies and strategies, usually developed by management, which are within their terms of reference.  The committees examine proposals and, where appropriate, make recommendations to the Board.  Committees do not take action or make decisions on behalf of the Board unless specifically authorized to do so by the Board.

Audit and Compliance Committee.  The Audit and Compliance Committee is responsible for monitoring compliance and overseeing our risk management (including treasury and financing policies), treasury, insurance, accounting and audit activities, and reviewing the adequacy and effectiveness of internal controls, meeting with and reviewing the performance of independent accountants, reviewing the consolidated financial statements, and making recommendations to the Board on financial and accounting policies.  The Audit and Compliance Committee monitors the compliance and risk management of the Company by being comprised of all independent, non-management directors and therefore, able to review activities, and meet and discuss their oversight responsibilities outside of management’s presence. The members of the Audit and Compliance Committee are Mark Russell (Chairman), Rick Bettle and Peter Huljich.  The Board of Directors has determined that Rick Bettle qualifies as an “audit committee financial expert” and “independent” as defined under the applicable Securities and Exchange Commission rules.  The Audit and Compliance Committee is governed by a charter.

Remuneration and Nominations Committee.  The Remuneration and Nominations Committee is responsible for overseeing management succession planning, establishing employee incentive schemes, reviewing and approving (subject to board ratification) the compensation arrangements for the executive directors and senior management, and recommending to the Board the remuneration of Directors.  It is also responsible for recommending candidates for election to the Board of Directors. The Remuneration and Nominations Committee will consider director nominees recommended by shareholders, if properly submitted.  A shareholder nomination must be received by the corporate Secretary at least 60 days prior to the date of the annual meeting to be considered by the Committee.  The members of the Remuneration and Nominations Committee are Rick Bettle (Chairman), Mark Russell and Peter Huljich, each of whom is “independent” under the applicable New Zealand Exchange rules, and David Liptak, who is not, but is a non-executive director.  The Remuneration and Nominations Committee is governed by a charter.

Board and Committee Meetings.

The Board held 12 meetings during the fiscal year ended December 31, 2009 (“Fiscal 2009”).  During Fiscal 2009, the Audit and Compliance Committee held 6 meetings and the Remuneration and Nominations Committee held 3 meetings.  All of the directors attended at least 75% of the meetings of the Board of Directors during Fiscal 2009.  The Company’s policy is to ask directors to attend, in person or by video conference, the Annual Meeting of Shareholders, and all of our Directors did attend the 2009 Annual Meeting of Shareholders.

Director Nomination Process; Shareholder Nominations.

Each year, the Remuneration and Nominations Committee meets to consider appropriate nominees for election by the shareholders as directors of the Corporation in accordance with the committee’s charter.  The committee reviews the candidacy of currently sitting directors for consideration for re-election at the upcoming Annual Meeting of Shareholders.  In addition the committee considers any potential new additions to the board based upon the committee and the board’s perceived need for a particular expertise and experience on the board.  Furthermore, the committee will consider any candidate who is nominated by one or more shareholders of the Company.  With respect to candidates nominated by shareholders, any such nominees candidacy must be submitted to the committee by delivery to the Corporate Secretary at least 60 days prior to the date of the annual meeting.  As stated in the committee’s charter, the committee must be given sufficient background information about the proposed nominee to enable the committee to evaluate the nominee as a possible director.  Among the qualifications that will be evaluated by the committee are the experience of the nominee with corporations and their workings by having held a senior management position in a corporation or by having extensively advised corporations as either an accountant or lawyer.  In addition, the Corporation will consider the reputation of the individual in his or her local community.  Finally, the committee will consider whether the proposed nominee has a skill set or expertise that is needed on the board.  The committee strives to identify and propose nominees who will, working together with other directors, provide the Corporation the most favorable opportunity for success in managing the Company’s affairs.

Shareholders who wish to recommend candidates for consideration by the Board in connection with next year’s annual meeting should submit the candidate’s name and related information in writing to the Remuneration and Nominations Committee, in care of the corporate Secretary, at 39 West 37th Street, New York, New York 10018, on or before April 8, 2011.  In addition to the name of the candidate, a shareholder should submit:

•	his or her own name and address as they appear on the Company’s records;

•
if not the record owner, a written statement from the record owner of the shares that verifies the recommending shareholder’s beneficial ownership and period of ownership and that provides the record owner’s name and address as they appear on the Company’s records;

•	a statement disclosing whether such recommending shareholder is acting with or on behalf of any other person, entity or group and, if so, the identity of such person, entity or group;

•	the written consent of the person being recommended to being named in the proxy statement as a nominee, if nominated, and to serving as a director, if elected; and

•
pertinent information concerning the candidate’s background and experience, including information regarding such person required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Audit and Compliance Committee Report.

The Audit and Compliance Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 with management and Holtz Rubenstein Reminick, our independent auditors.  The Audit and Compliance Committee has also discussed and reviewed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 114, as amended, “The Auditors Communications with those Charged with Governance,” as adopted by the Public Company Accounting Oversight Board, which relates to the auditor’s judgment about the quality of the Company’s accounting principles, judgments and estimates, as applied in its financial reporting.

In addition, the Audit and Compliance Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526 “Communication with Audit Committees Concerning Independence” as adopted by the Public Company Accounting Oversight Board, which relates to the auditor’s independence from the Company and its subsidiaries.  The Audit Committee has considered whether other non-audit services provided by the independent auditors to the Company are compatible with maintaining the auditor's independence and has discussed with Holtz Rubenstein Reminick LLP the independence of the firm.

Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.  Also, the Committee recommended that Holtz Rubenstein Reminick LLP be appointed the Company’s auditors for fiscal year 2010.

This report is made over the name of each continuing member of the Audit and Compliance Committee at the time of such recommendation, namely: Mark Russell (Chairman), Rick Bettle and Peter Huljich.

Remuneration and Nominations Committee Interlocks and Insider participation.

No member of the Remuneration and Nominations Committee is now or was at any time during the past year an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure.

Remuneration and Nominations Committee Report.

The Remuneration and Nominations Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this Proxy Statement and based on such review and discussion recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Code of Conduct

We have a written Code of Conduct that applies to all employees, including our Chief Executive Officer, Chief Financial Officer and Treasurer.  The full text of our Code of Conduct is published on our website at www.boardbooks.com under the “Investor Center-Corporate Governance” caption.  We will disclose any future amendments to, or waivers from, certain provisions of the Code of Conduct applicable to our Chief Executive Officer, Chief Financial Officer and Treasurer on our website within four business days following the date of any such amendment or waiver.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In addition to base compensation, the Company has a Stock Option and Incentive Plan pursuant to which Company can issue Stock Options or Restricted Stock to employees, Directors and consultants.  It is the Company’s compensation philosophy to establish compensation at levels which will attract, motivate and retain executive officers and link executive pay with performance.  The Company believes in rewarding its officers and employees for a job well done by paying fair compensation for the services provided.  The Company has previously made Restricted Stock and Stock Option awards to employees.  There are currently no outstanding Restricted Stock awards which were not vested as of December 31, 2009.  The Company awarded Stock Options covering the aggregate amount of 4,660,000 shares during 2009, and there are an additional 899,997 shares available to be awarded under the 2007 Plan.  If Proposal Three is adopted, the Company anticipates issuing additional Stock Options under the Plan in the future to incentivize excellent performance and achievement of the Corporation’s 2010 long term goals by its employees.  To achieve the Company’s long term goals, employees will have to work together as a team and future stock awards will substantially reflect the extent to which each employee has achieved this objective.

The table below summarizes information concerning compensation for the twelve months ended December 31, 2009 and the twelve months ended December 31, 2008, of those persons who were at December 31, 2009: (i) our Chief Executive Officer and (ii) our two other most highly compensated executive officers during our 2009 fiscal year.  We refer to these officers as our “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	All other compensation ($)(2)	Total ($)

Alessandro Sodi	2009	281,381	-	-	336,000	5,873	623,254
Chief Executive Officer (CEO)	2008	323,663	-	-	-	5,982	329,645

Robert Norton	2009	195,833	-	2,776	1,502	-	200,111
EVP/General	2008	70,833	10,561	11,224	-	-	92,618
Counsel/Secretary

Sharon Daniels	2009	235,073	-	-	-	5,873	240,946
Chief Marketing Officer	2008	260,700	-	-	-	5,982	266,682

(1)
Amounts shown (if any) related to stock and option awards for 2008 and 2009, respectively, are the aggregate grant date fair value of the options and awards calculated in accordance with the Statement of the Financial Accounting Standards Board Accounting for Stock Compensation Topic 718.

(2)	All other compensation represents amounts paid for health benefits.

Equity incentives granted to our executives to date include both restricted stock awards and stock options, although Alessandro Sodi has not participated in any restricted stock awards and Sharon Daniels has not participated in either restricted stock awards or stock options.  Our executives do not participate in any other long or short-term incentive plans.

We are currently authorized to issue equity awards under our 2007 Stock Option and Incentive Plan.  Awards under our 2007 Plan may be in the form of incentive stock options, non-qualified stock options and restricted stock awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

The following table shows information concerning stock options and restricted stock awards outstanding held by the named executive officers at December 31, 2009.  No stock options of any of the named executive officers were repriced.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price($)	Option Expiration Date

Alessandro Sodi	800,000	$0.14	8/18/2019
Chief Executive Officer (CEO)	800,000	$0.14	8/18/2019
	800,000	$0.14	8/18/2019

Robert Norton	45,000	$0.16	10/8/2019
EVP/General Counsel/Secretary

Sharon Daniels	0	-	-
Chief Marketing Officer

(1)	The Company had no other equity incentive plan awards or stock awards outstanding as of December 31, 2009 to its named executive officers.

DIRECTOR COMPENSATION
YEAR ENDED DECEMBER 31, 2009

The following table provides each element of compensation paid or granted to each director, who is not also a named executive officer, for service rendered during the year ended December 31, 2009.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)	All other compensation ($)(2)	Total ($)
Rick Bettle	35,000	-	-	-	35,000
Peter Huljich (3)	17,500	-	-	-	17,500

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)	All other compensation ($)(2)	Total ($)
Mark Russell	30,000	-	-	85,944	115,944
David Liptak	-	-	-	-	-

(1)	The amounts shown represent fees in U.S. dollars. Messrs. Bettle, Huljich and Russell were paid in NZD.

(2)	Includes payment of legal fees by us for services rendered to Buddle Findlay, of which Mr. Russell is a partner.

(3)	Peter Huljich is voluntarily waiving directors fees for one year, commending with Board meetings after June 2009.

The aggregate directors’ fees for our independent directors was fixed at a total of approximately $95,000 per year.  We do not intend to pay directors’ fees to the employee directors or other non-independent directors in the foreseeable future.  The directors are also entitled to be paid for all reasonable travel, accommodation and other expenses incurred by them in connection with their attendance at board or shareholder meetings, or otherwise in connection with our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table provides information concerning beneficial ownership of our common stock and Series A Preferred stock as of April 1, 2010 by:

•	Each person who is known to us to be the beneficial owner of 5% or more of our common stock;

•	Each of our directors;

•	Each of our named executive officers, Alessandro Sodi, Robert Norton and Sharon Daniels; and

•	All of our directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power or investment power with respect to the securities held.  Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of April 1, 2010 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.  Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock and preferred stock shown as beneficially owned by them.  Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

Unless otherwise indicated, the principal address of each of the persons below is c/o Diligent Board Member Services, Inc., 39 West 37 St. 8th Floor, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Shares (2)
Officers and Directors
Sharon Daniels, Director, CMO (3)(5)	10,685,200	8.7%
Alessandro Sodi, Director, CEO, President (5)	3,728,930	3.0%
Robert Norton, EVP, General Counsel	100,000	*
Peter Huljich, Director (4)	3,907,091	3.2%
Rick Bettle, Director	50,000	*
Mark Russell, Director(6)	54,260	*
David Liptak, Chairman; Director (7)	27,285,307	22.2%
All directors and named officers as a group (7 persons)	45,810,787	37.2%

5% Security Holders
Services Share Holding, LLC (5)	15,963,097	13.0%
Spring Street Partners, L.P.(7)	27,285,307	22.2%
Carroll Capital Holdings, LLC (5)(8)	21,248,522	17.3%
Brian Henry (5)(9)	9,061,428	7.4%

(1)
Includes (i) stock held in joint tenancy, (ii) stock owned as tenants in common, (iii) stock owned or held by spouse or other members of the nominee's household, and (iv) stock in which the nominee either has or shares voting and/or investment power, even though the nominee disclaims any beneficial interest in such stock.

(2)
Percentages are based on 90,440,000 shares of common stock outstanding and 32,667,123 shares of Series A Preferred Stock outstanding as of April 1, 2010.  The Series A Preferred Stock is convertible at the holder’s option into common stock at any time.

(3)	Includes (i) 5,388,077 shares beneficially owned by Sharon Daniels and (ii) 5,297,123 shares of common stock beneficially owned by Sharon Daniels through S.K. Daniels Holdings, Inc.

(4)	Includes (i) 50,000 shares held of record by Peter Huljich and (ii) 3,907,091 shares beneficially owned through related trusts.

(5)
Services Share Holding, LLC (“SSH LLC”), formerly known as Diligent Board Member Services, LLC, has a principal address of 39 West 37th Street, New York, New York 10018.  The direct and indirect members of SSH LLC include the Brian Henry Living Trust, the Kiri Borg Living Trust, the Borg Henry Family Grandchildren’s Trust, Sharon Daniels, S.K. Daniels Holdings, Inc., Carroll Capital Holdings, LLC and Alessandro Sodi.  Although no single direct or indirect member of SSH LLC has the power to direct the voting or disposition of the shares held by SSH LLC, the shares held through SSH LLC by such members are included in their totals listed above to the extent of their pecuniary interest therein.  All 15,963.097 shares held by SSH LLC are pledged to us to secure its $6,800,000 promissory note payable to us.  Corcoran Consulting, LLC has pledged an additional 892,500 shares directly to us to secure the note.  See “Certain Relationships and Related Transactions.”

(6)	Includes (i) 50,000 shares held of record by Mark Russell and (ii) 4,260 shares held of record by Alma Martin Russell.

(7)
Spring Street Partners, L.P.’s principal address is 515 Madison Avenue, 22nd Floor, NY, NY 10022.  David Liptak is the founder, managing member and a senior member of the Executive Committee of Spring Street Partners, L.P.  Spring Street Partners, L.P.’s holdings include (i) 21,777,904 shares of Series A Preferred Stock and (ii) 5,507,403 shares of common stock.

(8)
Carroll Capital Holdings, LLC’s principal address is 94 Long Pond Road, Hewitt, New Jersey 07421.  Carroll Capital Holdings, LLC’s holdings include (i) 10,889,219 shares of Series A Preferred Stock, and (ii) 10,359,303 shares of common stock.

(9)
Includes (i) 8,428,475 shares beneficially owned jointly by the Brian Henry Living Trust, Brian Henry trustee, and the Kiri Borg Living Trust, Kiri Borg trustee, (ii) 566,286 shares beneficially owned by the Borg Henry Family Grandchildren’s Trust, of which Kiri Borg is trustee and (iii) 66,667 shares beneficially owned by the Clifton Trust, of which Brian Henry is trustee.

We are not aware of any arrangements involving our stockholders, the operation of which would result in a change of control.

Securities authorized for issuance under equity compensation plans.

As of December 31, 2009, no shares of common stock are issuable by us upon the exercise of options, warrants and rights under any equity compensation plan, except as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,660,003	0.1439	899,997

We note, however, that Proposal 3 before the Annual Meeting of Shareholders is the approval of our 2010 Stock Option and Incentive Plan that would authorize the issuance of an additional 5 million shares under the 2010 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with promoters and certain control persons

Under Rule 405 promulgated under the Securities Act of 1933, SSH LLC, Brian Henry, Kiri Borg, Sharon Daniels, and Alessandro Sodi may be deemed “promoters” of the Company.  Under SEC Regulation S-K, the Company is required to make certain disclosures about persons that are deemed promoters.

SSH LLC is controlled by its majority member, North American Financial Partners, LLC, which is majority owned by Brian Henry, Kiri Borg, Sharon Daniels and Alessandro Sodi (the “Founders”).  SSH LLC has promissory note payable to us, as further described below under “Loan to SSH LLC”.

Transactions During Fiscal Years 2008 and 2009

Other than the transactions described under the heading “Executive Compensation” (or with respect to which information is omitted in accordance with SEC regulations), the stock awards described therein and the transactions described below, since January 1, 2008, there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of our total assets as of December 31, 2008 and December 31, 2009, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Legal Services.  Buddle Findlay is a law firm that provides legal services to the Company in New Zealand.  Mark Russell, a director of the Company, is a partner of the law firm.  The Company paid Buddle Findlay approximately $86 thousand and $83 thousand for the years ended December 31, 2009 and December 31, 2008, respectively.

Consulting Agreement with Sugar International.  From April 2008 through January 2009, we incurred expenses for sales training provided by a consultant from Sugar International Ltd.  Mr. Huljich, a director of the Company, is a director and stockholder of Sugar International and his relationship with Sugar was disclosed to the board prior to the vote on the contract.  We have paid Sugar approximately $15 thousand and $185 thousand for consulting services for the year ended December 31, 2009 and December 31, 2008, respectively.

Office Lease.  We subleased, on a month-to-month basis, our New Jersey office from Diligent Partners.  The lease for the New Jersey office, which required a monthly rent of $4,450, was terminated in August 2009.

Loan to SSH LLC (the “Note”).  In connection with the contribution of assets relating to Diligent Boardbooks, our predecessor entity, SSH LLC (then known as Diligent Board Member Services, LLC), retained approximately $6.8 million in liabilities incurred during the development of the Diligent Boardbooks business.  These liabilities included approximately $3.1 million in loans from third parties to fund the development of the Diligent Boardbooks business, of which $0.5 million were held by Promoters.  We advanced approximately $6.8 million to or on behalf of SSH LLC, of which approximately $3.7 million was used to satisfy certain liabilities retained by SSH LLC and an additional approximately $3.1 million was used by the holders of SSH LLC liabilities to subscribe for shares of our common stock for $0.75 per share in a private placement conducted on December 10, 2007.  The holders who reinvested in the Company were development stage investors in SSH LLC who elected to continue their investment in the future growth of the business by continuing their existing investment in SSH LLC over to an investment in shares of common stock of the Company.  The reinvestment was approved by the governing body of SSH LLC and by the Board of Directors of the Company on the basis that it increased the cash available to the Company to fund the Company’s operations by $3.1 million and was fair to the purchasers in the New Zealand offering because it was at the same price per share as shares were sold in the New Zealand offering.  Under the terms of the subscription agreements between such holders of SSH LLC liabilities and us, the subscribers directed us to apply the cash that would otherwise have been advanced to SSH LLC under the Note and then paid to such subscribers by SSH LLC to the amount due under the subscription agreements.  The terms of the Note (prior to restructuring of the Note upon approval of Proposal Four as described below) are as follows:

•	The interest rate is five percent per annum;

•
SSH LLC and Corcoran Consulting LLC granted a first-lien pledge on 22,612,737 of our shares as of April 1, 2009 to secure repayment, which includes 892,500 shares pledged directly by Corcoran Consulting LLC.  Corcoran Consulting LLC pledged the 892,500 shares directly because it elected to do so rather than by contributing the shares to SSH LLC and then including them in the shares pledged by it.  The pledged shares do not secure any other obligations;

•	The principal amount of the loan is repayable after three years (on October 1, 2010); and

•	Interest is required to be paid quarterly, but may be capitalized at the election of SSH LLC for the first four quarters.

On March 30, 2009, SSH LLC sold 2,387,263 pledged shares to Spring Street Partners, L.P. in a private transaction valued at $0.075 per share, or $179,045 in the aggregate.  The proceeds were applied against the note interest payments due April 1, 2009 and July 1, 2009.  In September 2009, SSH LLC sold an additional 620,140 shares to Spring Street Partners, L.P. in a private transaction valued at $0.144 per share, or $89,523 in the aggregate.  The proceeds were used to pay the interest due October 1, 2009.  In November 2009, SSH LLC sold an additional 314,000 shares to a third party and used to the proceeds to pay the interest due January 1, 2010. As a result of the three sales transactions during 2009, the number of shares securing the Note prior to the transactions described in Proposal Four below was 21,678,597.

To our knowledge, SSH LLC has no operations other than acting as a holding company for shares of our stock.  Based on an impairment analysis, we recognized a $5.8 million impairment charge with respect to the Note as of December 31, 2008.  We reviewed the valuation of the Note at December 31, 2009 and reduced the impairment charge from $5.8 million to $5.5 million and recognized $300,000 in our earnings.  However, if we are unable to collect the Note when due or if it is determined to be further impaired in its value, the shortfall would decrease our earnings in the period in which the shortfall is recognized.  If we foreclose upon the shares securing the Note, the shares will be treated as treasury shares held by us and would have the effect of decreasing the number of outstanding shares of our common stock by the number of foreclosed shares.

Sale of Series A Preferred Stock.  On March 11, 2009, the Company closed a transaction involving the sale of the Company’s Series A Preferred Stock.  Ten million shares of Series A Preferred Stock were issued to current shareholder Carroll Capital Holdings, LLC in exchange for $1,000,000.  Twenty million shares of Series A Preferred Stock were issued to Spring Street Partners, L.P. in exchange for $2,000,000.  David Liptak, the president of the managing partner of Spring Street Partners, L.P., has been a Director since April 2009, and is the Chairman of the Board of Directors as of March 2010.  On January 4, 2010, we issued an aggregate of 2,667,123 as a PIK dividend upon the outstanding shares of Series A Preferred Stock in accordance with the terms of such shares.

We have adopted an Audit and Compliance Committee Charter that governs review of related party transactions by our Audit Committee.  In addition, we comply with Delaware law with respect to transactions involving potential conflicts.  Delaware law requires that all transactions between us and any director or executive officer are subject to full disclosure and approval of the majority of the disinterested members of our Board of Directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us.

Director Independence

Our common stock is listed on the New Zealand Stock Exchange and the Board of Directors applies the standards of that exchange for the purposes of determining the independence of our directors and committee members.  The relevant standards for independence under the New Zealand Stock Exchange listing rules (the “NZSX Rules”) are available at the following web link: http://www.nzx.com/asset/sxdx_lr_1.pdf.

The Board of Directors has determined that Rick Bettle, Peter Huljich, and Mark Russell are independent according to the “Independent Director” definition of the NZSX Rules.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

           Holtz Rubenstein Reminick LLP, independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2008 and December 31, 2009.  The Audit Committee and the Board have voted to appoint Holtz, Rubenstein Reminick LLP as the auditor for the fiscal year ending December 31, 2010.  The shareholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Board of Directors’ decision in this regard.  A representative of Holtz Rubenstein Reminick LLP is expected to be present by telephone conference at the Annual Meeting.  If so present, such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Prior to June 2008, KPMG, Wellington, New Zealand was engaged to audit our consolidated financial statements for the three months ended December 31, 2007 and those of our predecessor for the Company’s initial public offering in New Zealand.

The following table shows fees billed for audit and other services provided by Holtz Rubenstein Reminick LLP and KPMG, Wellington, New Zealand.

A summary of fees by respective accounting firm is as follows:

	2009	2008
Holtz Rubenstein Reminick LLP
Audit Fees(1)	$186,465	$198,414
Audit Related Fees	-	-
Tax Fees(3)	22,277	7,634
All Other Fees	36,602	-
Total Fees	$245,343	$206,048

KPMG, New Zealand
Audit Fees(1)	$7,398	$52,466
Audit Related Fees		-
Tax Fees		-
All Other Fees		-
Total Fees	$7,397	$52,466

(1)
Audit Fees represent fees for professional services provided in connection with the audits and the reviews of our consolidated financial statements for the periods ended December 31, 2009;September 30, 2009; June 30, 2009; March 31, 2009; December 31, 2008; September 30, 2008; June 30, 2008, March 31, 2008; and December 31, 2007; including services rendered in connection with statutory or regulatory filings.

(2)	Tax Fees consist of fees billed for professional services for tax advice and tax planning.

The Audit Committee selected Holtz Rubenstein Reminick LLP to serve as the Company's independent accountants after considering Holtz Rubenstein Reminick LLP’s independence and effectiveness.  The Audit Committee pre-approves all audit and non-audit services to be performed by Holtz Rubenstein Reminick LLP and the fees and other compensation to be paid to Holtz Rubenstein Reminick LLP by reviewing and approving the overall nature and scope of the audit process, reviewing and approving any requests for non-audit services and receiving and reviewing all reports and recommendations of Holtz Rubenstein Reminick LLP. One hundred percent (100%) of the non-audit services provided by Holtz Rubenstein Reminick LLP were pre-approved by the Audit Committee.

Submission of the selection of the independent auditors to the shareholders for ratification will not limit the authority of the Board of Directors to appoint another independent certified public accounting firm to serve as our independent auditors if the present auditors resign or their engagement otherwise is terminated.

The Board of Directors recommends that you vote for ratification and approval of the selection of Holtz Rubenstein Reminick LLP as the Company’s independent Auditors for the fiscal year ending December 31, 2010 (resolution 6 on the proxy card).

PROPOSAL THREE

ADOPTION OF 2010 STOCK OPTION AND INCENTIVE PLAN

At its April 22, 2010 meeting, the Board of Directors of Diligent approved the 2010 Stock Option and Incentive Plan (the “2010 Plan”) and directed management to submit the 2010 Plan to the shareholders of the Corporation for their approval at the Annual Shareholders Meeting.  Attached as Exhibit B is the 2010 Plan document specifying the terms and conditions of stock options to be awarded to Directors, Employees and Consultants under the 2010 Plan.  The purpose of the 2010 Plan is to incent maximum effort by Directors, Officers and Consultants and to reward outstanding performance by these individuals, where appropriate.  There are currently 90,440,000 shares of the Corporation’s common stock issued and outstanding.

The following is a summary of the 2010 Plan:

●           The 2010 Plan provides for the possible issuance of up to five million shares of the Corporation’s common stock pursuant to exercise of options issued over the ten year life of the 2010 Plan.

●           The 2010 Plan provides for the issuance of two kinds of options, namely, Incentive Stock Options and Non-Qualified Stock Options.  Incentive Stock Options confer special US tax advantages on the Company and the optionee.  The 2010 Plan specifies that only employees are eligible for Incentive Stock Options and further describes other rights and limitations with respect to these types of options.

●           As delegated by the Board, the 2010 Plan is to be administered by the Company’s Remuneration and Nominations Committee of the Board (the “Committee”).  The Committee’s administrative role, among other things, will be to identify potential recipients of options, the number of options to be awarded to each individual and the terms of such awards, including exercise dates and amounts available on each exercise date, and to grant such awards.  The Committee will also ensure that the Corporate Secretary is maintaining accurate records of options awarded and the exercise of options.  The Board establishes the rules and procedures to be observed by the Committee in administering the 2010 Plan.

●           The Board has the right to modify awards previously granted, including accelerating the exercise date.

●           The Board approves the form of option agreement with the optionee, which governs eligibility and all rights and significant terms to be observed by the optionee to qualify for exercise of the option for the shares.

●           Generally, the 2010 Plan authorizes the Board to perform such acts as it deems necessary to promote the best interests of the Company which acts are not inconsistent with the 2010 Plan.

●           The Board is authorized to amend the 2010 Plan with certain enumerated exceptions which would require shareholder approval, such as, an increase in the aggregate number of shares to be issued under the 2010 Plan.

●           The 2010 Plan specifies that it will continue in existence, unless earlier terminated, for ten years from shareholder approval, which would mean that the 2010 Plan will terminate on June 7, 2020.  The 2010 Plan specifies that no options may be awarded after expiration of the 2010 Plan.

●           The 2010 Plan specifies that the exercise price of each option shall be not less than 100% of the Fair Market Value of the common stock subject to the option on the date the option is granted.  Fair Market Value is defined under the 2010 Plan document as the last sale price of the common stock before the option is granted or the first sale price after grant of the option or the closing price of the common stock on the day before the grant of the option.

●           The 2010 Plan specifies when options are no longer exercisable by employees whose employment with the Company has terminated and when and how options may be exercised upon the death or disability of the optionee.

●           The 2010 Plan shall be effective on the date of its approval by the shareholders.

The Board of Directors recommends that you vote for approval of the 2010 Stock Option and Incentive Plan (resolution 7 on the proxy card).

PROPOSAL FOUR

APPROVAL OF PROPOSED AMENDMENTS AND PREPAYMENTS OF NOTE WITH
SERVICES SHARE HOLDING, LLC

On October 1, 2007, Services Share Holding LLC (“SSH LLC”) borrowed US$6,800,000 from the Company on the terms set out in a Promissory Note and Security Agreement of the same date (the “Note”).  The Note bears interest at the rate of 5% per annum and is repayable in full on October 1, 2010.  Currently, there is a balance on the Note of US$7,167,791, including capitalized interest.  The Note is currently secured by the pledge of 16,855,597 shares of the common stock, 15,963,097 shares of which are owned by SSH LLC and 892,500 shares of which are owned by an SSH LLC owner (the “Pledged Stock”).  SSH LLC has the right to sell shares of the Pledged Stock to pay amounts owing under the Note.

On February 9, 2010, the Company entered into a conditional agreement (the “Prepayment Agreement”) with SSH LLC pursuant to which SSH LLC would make two prepayments (cash and stock) on the Note and the Note would be amended, all in the manner as described below (the “Transaction”).  Because the surrender and cancellation of 11,650,000 shares of Pledged Stock (stock prepayment) which is described below is deemed under the NZSX Listing Rules to be a repurchase by the Company of such shares from SSH LLC, this is a related party transaction which, pursuant to NZSX Listing Rule 9.2, must be approved by the shareholders of the Company.  SSH LLC is a related party because it owns 17.6% of the shares of the outstanding Company common stock.  SSH LLC (the related party) and its members/owners may not vote on the Transaction, which must be approved by a majority vote of the other shareholders voting on the Transaction.

Because they are members of the SSH LLC, neither Alex Sodi nor Sharon Daniels (directors of the Company) participated in the Company Board’s consideration of the Transaction.

The Transaction

On February 9, 2010, SSH LLC sold 4,823,000 shares of the Pledged Stock to third parties and the proceeds of this sale (less brokerage commissions) of US$1,157,008.86 was placed into an escrow account (“Escrow Account”) pursuant to an escrow agreement between the Company, SSH LLC and UMB Bank (the “Escrow Agreement”).  Two interest payments on the Note, aggregating US$146,580.61, will be made from the Escrow Account prior to completion of the Transaction.  If the shareholders approve the Transaction at the Annual General Meeting, the following prepayments and amendments of the Note shall be effected at a closing at the Company’s offices in New York, New York on the day following shareholder approval:

1.
SSH LLC will surrender 11,650,000 shares of the Pledged Stock to the Company in exchange for a credit against the Note of US$3,075,676.  The amount credited reflects a price of NZ$0.38 per share converted (using an exchange rate of .6947 US dollars to one New Zealand dollar) to US$0.264 per share, which was established at the time of the Prepayment Agreement.  On registration of the shares in the Company’s name with Link Market Services Limited, the shares will be cancelled by the Company.

2.
The terms of the Note will be amended to (i) increase the interest rate for amounts outstanding on the Note payable by SSH LLC from 5% to 6.5%; (ii) extend the maturity date of the Note from October 1, 2010 to October 1, 2012; (iii) make interest payments on the Note due annually in arrears on each January 1st in lieu of the current interest payments, which are due quarterly in arrears; and (iv) eliminate SSH LLC’s right to a release of some of the Pledged Stock if the value of the Pledged Stock exceeds 150% of the outstanding balance of the Note.

3.
US$1,010,427.86 plus interest will be paid on behalf of SSH LLC from the Escrow Account to the Company and this amount will be credited against the balance due on the Note.  If the Transaction is not approved by the shareholders of the Company, this amount will be paid to the Company from escrow on October 1, 2010 (the current maturity date of the Note).

After completion of the Transaction, the balance owing on the Note will be approximately US$3,081,685 which will be secured by the remaining 5,205,597 shares of Pledged Stock.

The market price of the Company’s stock will fluctuate between February 9, 2010 (the date of the Prepayment Agreement) and the date of the Annual General Meeting and, on this latter date, it could be more or less than the NZX$0.38 price established pursuant to the Prepayment Agreement.

Benefits of Transaction

1.
Upon the cash prepayment referred to above, the Company will receive an infusion of cash to provide increased financial security and flexibility for the conduct and possible expansion of its ongoing operations.

2.
The prepayment of the Note by surrender and cancellation of 11,650,000 of the Pledged Stock enables the Company to substantially reduce the outstanding shares of its common stock, thereby providing a benefit to each remaining Company shareholder (a 14% increased interest in the Company) with a corresponding expected increase in the market price per Company share to reflect the reduction in the outstanding Company common stock.  It should also be noted that this is a cashless transaction, the only consideration being provided by the Company being a credit against the Note.

3.
The cancellation by the Company of the shares of Pledged Stock being surrendered to the Company will remove the possibility of SSH LLC being required to sell these shares of Pledged Stock on or prior to October 1, 2010 (the current maturity date of the Note), or of the Company being forced to sell the Pledged Stock under its security for the Note in the event of a default in payment of the Note by SSH LLC.  Either action would likely have a significant depressing effect on the market price of the DIL shares.  The Company’s Board is also cognizant of the possibility (absent the Transaction) of SSH LLC being forced to sell a large block of the Pledged Stock to a third party which may have interests and goals adverse to the interest and goals of the Company and its shareholders.

4.	The Company will receive increased income from the higher interest rate on the remaining balance of the Note.

5.
In the event that the Company share price appreciates over the next 18 to 24 months, the Company would be repaid a significant portion of the remaining balance due on the Note, or potentially, in full, at some time during that period.  The Company’s directors consider that the orderly restructuring of the Note and the significant reduction of Pledged Stock held as collateral for the Note are significant benefits to the company and its shareholders.  The higher interest rate and the prepayments made by SSH LLC are additional reasons for the extension of the maturity date of the Note.

Independent Appraiser Report

1.
Under NZX Listing Rule 9.2.5(b), an independent appraisal report is required to accompany the notice of the meeting at which the Transaction is submitted for approval by the shareholders.  NZX approved Northington Partners Limited of Christchurch, New Zealand as the entity to conduct an independent appraisal and report the results to the shareholders of the Company, and Northington Partners has issued its Appraisal Report on the fairness of the Transaction pursuant to NZSX Listing Rule 9.2.5, a copy of which is attached as Exhibit C.

2.
As further described in the Appraisal Report, Northington Partners concludes that the terms and conditions of the Transaction are fair to the Company’s shareholders who are not associated with SSH LLC.  As further described in the Appraisal Report, Northington Partner took into account a number of factors, including the following:

a.
NZSX Listing Rule 1.7.2 dictates the content of the Appraisal Report, including a statement as to whether the transaction is fair to the Company’s shareholders who are not associated with the transaction.  The assessment of fairness is based on the consequences for the existing shareholders if the proposed transaction is approved or not approved and the overall terms of the proposed transaction.

b.
In evaluating the consequences of approving the Transaction versus not approving the Transaction, Northington Partners concluded that (i) the early payment of the July 1, 2010 interest payment and (ii) and the prepayment of US$1,010,340 in cash is unlikely to have material impact on the Company if the Transaction is approved.  On the other hand, they also conclude that the Company’s redemption of 11,650,000 shares of Pledged Stock in the Transaction would materially benefit the Company and the shareholders not associated with SSH LLC because (i) it would avoid downward pressure on the Company’s stock price due to required sale as the Note approaches maturity, (ii) the Company will be exposed to acquisition of the Pledged Stock by a third party with interests and goals in consistent with those of the Company and its shareholders, and (iii) the effective purchase price for the redeemed shares is NZ$0.38, which is below the recent 20 trailing trading day average price as of April 20, 2010 of NZ$0.58 per share (resulting in a current benefit to the Company’s other shareholders in excess of $2 million at the existing price discount).  In addition, the Appraisal Report also concludes that, if the Transaction is approved, the Company will have an improved likelihood of recovering the full outstanding loan balance of the Note, and will have an increased interest rate by 1.5% on the Note in the interim and will avoid potentially being required to release Pledged Stock to SSH LLC in the event that the future market value of the Pledged Stock exceeds 150% of the outstanding balance of the Note.

c.
Conversely, if the Transaction is not approved, the Appraisal Report concludes that there are likely to be a number of adverse consequences to the Company, including (i) a likely default upon the Note, (ii) a possible third party off-market sale to a third party with interests and goals in consistent with those of the Company and its shareholders, and (iii) adverse effects upon certain of the Company’s management that are member of SSH LLC who will personally realize no value from their holdings of Company common stock through SSLLC and may be less incentivized to continue to grow the Company as a result.

d.	The Appraisal Report also examines the overall terms of the Transaction and concludes they are fair, based on the same reasons as outlined in the preceding paragraphs (b) and (c).

Action Requested

The shareholders are asked to approve the Transaction and the completion of the Transaction by the Company on the next business day in the US following the Annual General Meeting of shareholders on June 8, 2010.  The vote required for passage of this voting item is a majority of all of the votes eligible to be cast and which are voted at the Annual General Meeting with respect to the proposed Transaction.

The Board of Directors recommends that you vote for approval (n accordance with NZSX Listing Rule 9.2)of the proposed prepayments and amendments of the Services Share Holding, LLC note payable to the Company dated October 1, 2007 as described above (resolution 8 on the proxy card).

OTHER BUSINESS AT THE MEETING

A Proxy confers discretionary authority with respect to the voting of shares represented by the proxy regarding any other business that properly may come before the meeting as to which the Company did not have notice prior to April 23, 2010.  The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement.  If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

ANNUAL REPORT

Each shareholder has previously received the Company's 2009 Annual Report including financial statements for the year ended December 31, 2009.  Upon written request to the corporate Secretary of the Company at 39 West 37th Street, 8th Floor, New York, NY 10018, by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 2009 annual report on Form 10-K, together with financial statements and schedules thereto, without charge to the requesting shareholder.  The Form 10-K may also be obtained through the Internet at www.boardbooks.com.

COMMUNICATIONS FROM SHAREHOLDERS

Although the Company does not have a formal policy concerning shareholders communicating with the Board or individual directors, shareholders may send communications to the Board at the Company’s business address at 39 West 37th St., 8th Floor, New York, New York 10018, attention Office of the Secretary.

Upon receipt of a communication for the Board or an individual director, the Secretary will promptly forward any such communication to all the members of the Board or the individual director, as appropriate.  If a communication to an individual director deals with a matter regarding the Company, the Secretary or appropriate officer will forward the communication to the entire Board, as well as the individual director.

Although neither the Board nor a specific director is required to respond to a shareholder communication, responses will generally be provided, subject to the following procedures and limitations.  To avoid selective disclosure, the Board or the individual directors may respond to a shareholder's communication only if the communication involves information which is not material or which is already public, in which case the Board, as a whole, or the individual director may respond, if at all:

•	directly, following consultation with the office of the Secretary or other advisors, as the Board determines appropriate;

•	indirectly through the office of the Secretary or other designated officer, following consultation with the Secretary or other advisors, as the Board determines appropriate;

•	directly, without additional consultation; indirectly through the office of the Secretary or other designated officer, without additional consultation; or

•	pursuant to such other means as the Board determines appropriate from time to time.

If the communication involves material non-public information, the Board or individual director will not provide a response to the shareholder.  The Company may, however, publicly provide information responsive to such communication if (following consultation with the office of the Secretary or other advisors, as the Board determines appropriate) the Board determines disclosure is appropriate.  In such case, the responsive information will be provided in compliance with Regulation FD and other applicable laws and regulations.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

If you want to submit a proposal for inclusion in our proxy statement for the 2011 annual meeting of shareholders, you may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   To be eligible for inclusion, shareholder proposals (other than nominees for directors) must be received at the Company’s principal executive office, at the following address: 39 West 37th St., 8th Floor, New York, New York 10018, Attention: Secretary, no later than January 24, 2011 (135 days before the date of this year’s Annual Meeting Proxy).

Additionally, in accordance with Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2011 annual meeting of shareholders but does not seek inclusion of the proposal in the Company’s Proxy Statement for that meeting, the Company must receive the proposal by March 16, 2011 (45 days before the date of this year’s Annual Meeting Proxy) for it to be considered timely received.  If notice of a shareholder proposal is not timely received, the individuals appointed as proxy holders will be authorized to exercise discretionary authority with respect to the proposal.

FORWARD LOOKING STATEMENTS

Forward looking statements are those statements that describe management's beliefs and expectations about the future.  We have identified forward looking statements by using words such as "anticipate," "believe," "could," "estimate," "may," "expect," and "intend."  Although we believe these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in this proxy statement and other documents filed by us with the Securities and Exchange Commission.  Therefore, these types of statements may prove to be incorrect.

We have not authorized anyone to give any information or make any representation about the two proposals or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC.  If anyone does give you different or additional information, you should not rely upon it.

By Order of the Board of Directors,

Alessandro Sodi
President and Chief Executive Officer
New York, New York
May _, 2010

Exhibit A

ANNUAL MEETING OF SHAREHOLDERS
PROXY FORM / ADMISSION CARD

Diligent BOARD MEMBER SERVICES INC

The Annual Meeting of Shareholders of Diligent Board Member Services, Inc. will be held at the Rendezvous Hotel Auckland, corner of Vincent Street and Mayoral Drive, Auckland, New Zealand, at 11.00 am on June 8, 2010 (New Zealand time).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROXY FORM / ADMISSION CARD **If you propose to ATTEND the annual meeting, please bring this Admission Card / Proxy Form intact to the annual meeting as the barcode is required for registration at the meeting.**

PROXY FORM (FOR USE IF YOU ARE UNABLE TO ATTEND THE MEETING)

If you DO NOT propose to ATTEND the annual meeting please complete and sign the Proxy Form and Voting Instructions below (keep intact), and lodge it, to be received by Diligent Board Member Services, Inc.'s (the Company) share registry, Link Market Services, no later than 11.00 am on 26 May 2010 (New Zealand time) for holders residing in New Zealand and countries other than the USA. **Holders residing in the USA** need to lodge their proxies by no later than 5.00 pm on 25 May 2010 U.S. time. Proxies need to be lodged as per the instructions on the reverse of this form.

You can also appoint your proxy and vote on the resolutions below **online**, as per the instructions on the reverse of this proxy form. The "Chairperson of the Meeting" is willing to act as proxy for any shareholder who wishes to appoint him for that purpose. To do so, please check the box with tick.

I/We being a shareholder(s) of Diligent Board Member Services, Inc.

Hereby appoint [The Chairperson of the Meeting] (Tick) ☐

Or failing that person ____________ of ____________

(full name of proxy) *(full address)*

as my/our proxy to vote for me/us on my/our behalf at the Annual meeting of the Company to be held on 11.00 am on 28 May 2010 and at any adjournment of that meeting.

VOTING INSTRUCTIONS

Ordinary Business: This form is to be used to vote as follows on the following resolutions:		*Tick (✓) in box to vote*			
Resolutions:		For	Against	Abstain	Discretion
1.	To elect Alessandro Sodi to the Board of Directors.	☐	☐	☐	☐
2.	To elect Sharon Daniels to the Board of Directors.	☐	☐	☐	☐
3.	To elect Peter Huljich to the Board of Directors.	☐	☐	☐	☐
4.	To elect Rick Bettle to the Board of Directors.	☐	☐	☐	☐
5.	To elect Mark Russell to the Board of Directors.	☐	☐	☐	☐
6.	To ratify Holtz Rubenstein Reminick LLP as the Company's independent auditors for the fiscal year ending December 31, 2010.	☐	☐	☐	☐
7.	To approve our 2010 Stock Option and Incentive Plan.	☐	☐	☐	☐

A-1

And to vote on any resolutions to amend any of the resolutions, on any resolution so amended, and on any other resolution proposed at the meeting (or any adjournment thereof). Unless otherwise instructed as above, the proxy will vote "FOR" each such resolution. The proxy is appointed only in respect of the above meeting or any adjournment thereof.

Signed this ______________ day of ______________ 2010

Signature / s ______________________________

All shareholders must sign

Contact name [ ] Daytime contact number: [ ]

NOTES:

1 Only holders who were registered as holders in Diligent Board Member Services Inc. on the record date of 13 April, 2010, are entitled to attend and vote at the Annual Meeting.

2 A shareholder entitled to attend and vote is entitled to appoint a proxy or, in the case of a corporate shareholder, a representative to attend and vote instead of him/her and that proxy or representative need not also be a shareholder.

3 This Proxy Form must be signed by the shareholder or his/her/its attorney duly authorised in writing. In the case of a joint shareholding, this Proxy Form must be signed by each of the joint shareholders (or their duly authorised attorney). In the case of a corporate shareholder, this Proxy Form must be signed by a director or a duly authorised officer acting under the express or implied authority of the shareholder, or an attorney duly authorised by the shareholder.

4 This Proxy Form and the power of attorney or other authority, if any, under which it is signed, or a copy of that power or authority certified by a Solicitor, Justice of the Peace or Notary Public must be lodged to be received at the office of Link Market Services Limited, in any manner as per the instructions below**, not later than 11.00 am on 26 May 2010 New Zealand Time**. To enable holders residing in the USA to lodge their proxies on time, **USA holders must lodge their proxies with Link Market Services by no later than 5.00 pm 25 May 2010 U.S. time.**

5 If you return this form without directing the proxy how to vote on any particular matter, the proxy may vote for the proposals and any other matter properly raised during the meeting. If you return this form without appointing a proxy, your votes will be cast by the Chairperson of the Meeting.

6 If you have any questions regarding your voting please call the Link Market Services helpline on: +64 9 375 5998 between 8.30am and 5.00pm (New Zealand time).

PLEASE RETURN YOUR COMPLETED PROXY FORM TO LINK MARKET SERVICES LIMITED, IN ONE OF THE FOLLOWING WAYS:

Mail:

New Zealand:
If mailing Proxy Form **from within New Zealand**, please use the reply-paid envelope provided.

Outside New Zealand (excluding USA):
If mailing Proxy Form **from outside New Zealand (excluding the USA)**, place in an envelope, address to Link Market Services Limited, PO Box 91976, Victoria Street West, Auckland, 1142, New Zealand, and affix the necessary postage from the country of mailing.

USA:
If mailing your Proxy Form **from within the USA,** please place in an envelope, affix the necessary postage and mail to: Diligent Board Member Services, Inc., 39 West 37th Street 8th

A-2

Floor, New York, NY 10018 Attention: Corporate Secretary. You may also fax your proxy to the Corporate Secretary at 212.629.8785.

Deliver: Link Market Services Limited, Level 12, 120 Albert Street, Auckland.

Fax: + 64 9 375 5990

Scan & email : Lmsenquiries@linkmarketservices.com (please put the words *"Diligent Proxy Form"* in the subject line for easy identification).

Online vote: Appoint your proxy and vote **online** please go the Link Market Services website: www.linkmarketservices.com and click on the Diligent Annual Meeting icon on the right-hand side of the screen, and simply follow the instructions.

A-3

Exhibit B
2010 Stock Option and Incentive Plan

DILIGENT BOARD MEMBER SERVICES, INC.
2010 STOCK OPTION AND INCENTIVE PLAN

Adopted by the Board: April ____, 2010

Adopted by the Shareholders: June 8, 2010

ARTICLE I.  PURPOSE.

A.           The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants of the Company, and its Affiliates, are incented to perform through the opportunity to benefit from increases in value of the Common Stock of the Company from grants of Options in the Company’s Common Stock.

B.           The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors, or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

C.           All Options granted under the Plan shall be separately designated as Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and in such form as issued pursuant to Article VI, and the number of shares of common stock  will be listed in the name of the Employee, Director or Consultant in the Company’s stock records for shares purchased on exercise of each type of Option by said individual .

ARTICLE II.  DEFINITIONS.

“Act” means the Securities Act of 1933, as amended.

“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

“Award” means the grant of an Option.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any Internal Revenue Code adopted in the future to replace the Internal Revenue Code of 1986.

“Committee” means the Remuneration and Nominations Committee or any other committee appointed by the Board in accordance with subsection C of Article III to administer the Plan.  The Committee shall be composed of outside directions only.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Company” means Diligent Board Member Services, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or other personal services as an independent contractor and who is compensated for such services, provided that the term “Consultant” shall not include Directors.

“Continuous Status as an Employee, Director or Consultant” means that the provision of services to the Company or an Affiliate in the capacity of Employee, Director or Consultant, is not interrupted or terminated.  Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Affiliate, or any successor, in any capacity as Employee, Director or Consultant, or (iii) any change in status as long as the person remains in the service of the Company, Affiliate or successor in any capacity as an Employee, Director, Consultant (except as otherwise provided in the Option Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave approved by the Company; provided, however, that any such authorized leave of absence shall be treated as Continuous Status as an Employee, Director, or Consultant for the purposes of vesting only to the extent as may be provided in the Company’s leave policy.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  Notwithstanding anything to the contrary in this definitional paragraph, a Consultant’s status shall not be considered continuous unless the Consultant is and continues to be ready, willing and able to engage in substantial services to the Company.  The Board, in its sole discretion, shall in all cases determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted or terminated.

“Covered Employee” means any person who, on the last day of the taxable year, is the chief executive officer (or is acting in such capacity) or is among the four most highly compensated officers (other than the chief executive officer) of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

“Director” means a member of the Board or of the board of directors of an Affiliate.

“Employee” means any person, including Officers and Executive Directors, employed by the Company or any Affiliate of the Company as determined under the rules contained in Code Section 3401.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient by itself to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Director” means an individual who is an officer of the Company and also serves as a member of the Board of Directors.

“Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(i)            If the Common Stock is readily tradable on an established securities market, the fair market value of the Common Stock on the date of grant means the value determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant of the Award, or any other reasonable basis using actual transactions in the Common Stock as reported by such market and consistently applied.

(ii)            If the Common Stock is not readily tradable on an established securities market, the fair market value of the Common Stock on the date of grant means the value determined by a valuation of the Common Stock determined by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code and the regulations thereunder as of a date that is no more than 12 months before the relevant Option grant date.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option (as set forth in the Option Agreement) and that qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option (as set forth in the Option Agreement) or that does not qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an option for the Company’s common stock granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and a Recipient evidencing the terms and conditions of an individual Option grant.  The Option Agreement shall be in the form approved by the Board from time to time.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Outside Director” means a Director who (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), (ii) is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan) during the taxable year, (iii) has not been an officer of the Company or an “affiliated corporation” at any time, (iv) is not currently receiving direct or indirect remuneration (including any payment in exchange for goods or services) from the Company or an “affiliated corporation” in any capacity other than as a Director, (v) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

“Plan” means this Diligent Board Member Services, Inc. 2010 Stock Option and Incentive Plan.

“Purchase Price” is defined in Subsection C of Article VI.

“Recipient” means an Employee, Director or Consultant, or their transferees, who holds an outstanding Option.

 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

ARTICLE III.  ADMINISTRATION.

A.           The Plan shall be administered by the Board unless and until the Board delegates administration to the Committee, as provided in subsection C of this Article III.

B.           The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)           To determine, in its sole discretion, from time to time which of the persons eligible under the Plan shall be granted an Award; when and how each Award shall be granted; whether an Option granted will be an Incentive Stock Option or a Non-Qualified Stock Option, or a combination of the foregoing; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award; the number of shares with respect to which an Award shall be granted to each such person; and all other terms, conditions and restrictions applicable to each such Award or shares acquired upon exercise of an Option not inconsistent with the terms of the Plan.

(ii)           To approve one or more forms of Option Agreement.

(iii)          To construe and interpret, in its sole discretion, the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)          To amend, modify or otherwise change in any manner the Plan or an Award as provided in Article XII and to suspend or terminate the Plan as provided in Article XIII.

(v)           Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

All decisions, determinations and interpretations of the Board shall be final, binding and conclusive on any Recipient and any other person with an interest in the Plan or in an Award and on any Affiliate.

C.           The Board hereby delegates administration of the Plan to the Committee which will be composed of not fewer than two (2) of its members.  Furthermore, notwithstanding anything in this Article III to the contrary, the Board hereby delegates to the Committee the exclusive right and authority to award Options to an eligible person who is a Covered Employee or who is expected to be a Covered Employee at the time of recognition of income resulting from such Award with respect to either of whom the Company wishes to avoid the application of Section 162(m) of the Code.

The Committee shall have, during such delegation and in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  Administration of the Plan shall encompass, among other things, determining potential optionees, establishing the terms of each option, ensuring all proposed grants are consistent with the terms of the Plan, granting the options and ensuring the Corporate Secretary keeps accurate records of options granted and exercised.

The Board may withdraw administration of the Plan from the Committee at any time.  The Board may abolish the Committee at any time and, upon abolition administration of the Plan shall revert automatically, without any further action on the Board's part, to the Board.

D.           Notwithstanding anything in this Article III to the contrary, at any time the Board may also delegate to any proper Officer the authority to grant Awards, without further approval of the Board, to eligible persons who (i) are not then subject to Section 16 of the Exchange Act and (ii) are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (B) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code; provided, however, that (i) the exercise price per share of each Option Award shall be equal to the Fair Market Value of such stock at the date of grant, and (ii) each Option Award shall be subject to the terms and conditions of the standard form of Option Agreement approved by the Board and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board.

E.           No member of the Board or of any committee constituted under this Article III or any Officer acting pursuant to this Article shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Award.

ARTICLE IV.  SHARES SUBJECT TO THE PLAN.

A.           Subject to the provisions of Article XI relating to adjustments upon changes in stock, the amount of stock that may be issued pursuant to Awards shall not exceed in the aggregate five million (5,000,000) shares of the Company’s Common Stock.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares not acquired underlying such Award shall revert to and again become available for issuance under the Plan.

B.           The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ARTICLE V.  ELIGIBILITY.

A.           Incentive Stock Options may be granted to Employees.  Non-Qualified Stock Options may be granted only to Employees, Directors or Consultants.

B.           No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of any of its Affiliates (a “Ten Percent Stockholder”), unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

C.           To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Recipient during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

D.           Subject to the provisions of Article XI relating to adjustments upon changes in stock, no person shall be eligible to be granted Awards covering more than five hundred thousand (500,000)  shares of the Common Stock in any calendar year.

ARTICLE VI.  TERMS OF OPTIONS.

Each Option shall be evidenced by an Option Agreement in such form and shall contain such terms and conditions as the Board shall deem appropriate.   No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement or by communicating with the Company in such manner as the Company may authorize.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof or as specifically set forth in the Option Agreement or otherwise) the substance of each of the following provisions:

A.           Term.  No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.  However, in the case of an Incentive Stock Option granted to a Recipient who, at the time the Option is granted, is a Ten Percent Stockholder (as described in subsection B of Article V), the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

B.           Price.  The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

C.           Consideration.  The purchase price of stock acquired pursuant to an Option (the “Purchase Price”) shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or check at the time the Option is exercised, or (ii) as set forth in the Option Agreement (or in the case of a Non-Qualified Stock Option, as subsequently determined in the discretion of the Board or the Committee) (A) in shares of Common Stock duly endorsed over to the Company (which shares shall have been owned by the Option holder for at least six (6) months prior to such exercise and, for purposes of this paragraph, be valued at their Fair Market Value as of the business day immediately preceding the date of such exercise), (B) by written direction to an authorized broker to sell the shares of Common Stock purchased pursuant to such exercise immediately for the account of the Option holder and pay an appropriate portion of the proceeds thereof to the Company, (C) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the Recipient in any other form of legal consideration that may be acceptable to the Board, or (D) any combination of such methods of payment which together amount to the full exercise price of the shares purchased pursuant to the exercise of the Option.  For purposes of this subsection C, the Purchase Price shall include the amount of the full exercise price of the shares of the Common Stock purchased pursuant to the exercise of the Option plus the minimum amount, if any, of any applicable taxes which the Company is required to withhold.

In the case of any deferred payment arrangement approved by the Board, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.  No deferred payment arrangement shall be permitted if the exercise of an Option for such a deferred payment would be a violation of any law or cause the Plan to be deemed a "nonqualified deferred compensation plan", as defined in Section 409A of the Code.

D.           Transferability.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Recipient only by such Recipient or by his attorney-in-fact or conservator, unless such exercise by the attorney-in-fact or the conservator of the Recipient would disqualify the Incentive Stock Option as such.  Unless the Board otherwise specifies, a Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Recipient only by such person or by his attorney-in-fact or conservator.  Notwithstanding the foregoing, the Recipient may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Recipient, shall thereafter be entitled to exercise the Option.

E.           Vesting.  The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal).  The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  Unless otherwise specified in an Option Agreement, the shares of stock underlying an Option grant shall vest in three equal amounts: the first installment will be first exercisable on the six (6)-month anniversary of the option grant date and each succeeding installment will be first exercisable one (1) year from the date that the immediately preceding installment became exercisable.  Any vesting schedule can be accelerated in the discretion of the Board, unless otherwise specified in the Option Agreement.

F.           Termination of Employment or Relationship as a Director or Consultant.  In the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Recipient’s death or disability), the Recipient may exercise his or her Option (to the extent that the Recipient was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Recipient’s Continuous Status as an Employee, Director or Consultant (or, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, at the date of termination, the Recipient is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Recipient does not exercise his or her Option within the time specified in the Option Agreement or in this Plan, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.  The above terms shall apply only if the specific Option grant is silent on the above issues; however, a specific Option grant may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Recipient’s death or disability).

G.           Disability of Recipient.  In the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s disability, as defined in Section 22(e)(3) of the Code, the Recipient may exercise his or her Option (to the extent that the Recipient was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, at the date of termination of Continuous Status, the Recipient is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.  The above terms shall apply only if the specific Option grant is silent on the above issues; however, a specific Option grant may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s disability.

H.           Death of Recipient.  In the event of the death of a Recipient during, or within a period specified in the Option after the termination of, the Recipient’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Recipient was entitled to exercise the Option at the date of death) by the Recipient’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Recipient’s death pursuant to subsection D of Article VI, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, at the time of death, the Recipient was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan. The above terms shall apply only if the specific Option grant is silent on the above issues; however, a specific Option grant may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s death.

I.           Responsibility for Option Exercise.  A Recipient is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time under the Plan.  By signing or accepting an Option Agreement a Recipient (and any person to whom the Option under that Option Agreement is transferred) acknowledges that information regarding the procedures and requirements for the exercise of that Option is available upon such Recipient’s or person’s request to the Board.  The Company shall have no duty or obligation to notify any Recipient of the expiration of any Option.

ARTICLE VII.  REPRICING, CANCELLATION AND RE-GRANT
OF OPTIONS.

The Board or the Committee shall not effect at any time directly or indirectly the repricing of any outstanding Options, including without limitation a repricing by the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different amount of shares of stock. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

ARTICLE VIII.  COVENANTS OF THE COMPANY.

During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

ARTICLE IX.  USE OF PROCEEDS FROM EXERCISE OF OPTIONS.

Proceeds from the exercise of Options shall constitute general funds of the Company.

ARTICLE X.  MISCELLANEOUS.

A.           Neither an Employee, Director or Consultant nor any person to whom an Option may be transferred shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such person has satisfied all requirements for exercise, which can include an early exercise of the Option pursuant to its terms and the Company has issued such shares.

B.           Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Awards or Common Stock issued upon exercise of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company’s Board of Directors and/or the Company’s stockholders to remove any Director pursuant to the terms of the Company’s Articles of Incorporation and By-Laws and the provisions of Delaware Law, or the right to terminate the relationship of any Consultant with the Company or its Affiliates.

C.           If the Company or its Affiliates is required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations, in respect of the issuance of Awards or shares of stock pursuant to the Plan, the Company or such Affiliates shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Recipient.  In any event, such person shall promptly make available to the Company or such Affiliate, when requested by the Company or such Affiliate, sufficient funds to meet the requirements of such withholding, and the Company or such Affiliate may take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or such Affiliate from any funds or property due or to become due to such person.  The exercise will not be effective until the Company has received such funds to cover the withholding.

D.           To the extent provided by the terms of an Option Agreement, and to the extent the Company agrees, through a vote of its Board, regarding a non-cash payment, the person to whom an Option is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the stock otherwise issuable to the Recipient as a result of the exercise or acquisition of stock underlying the Option; or (iii) delivering to the Company unencumbered shares of the Company’s stock owned by the person acquiring the stock.  The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rules.

E.           The Company shall not be required to issue fractional shares pursuant to this Plan and, accordingly, a Recipient may be awarded or required to purchase only whole shares.

F.           The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly, without reference to the conflict of laws principles.

G.           The receipt, transfer and exercise of any Award is subject to taxation under Section 83 of the Code.

ARTICLE XI.  ADJUSTMENTS UPON CHANGES IN STOCK.

If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards.  Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction not involving the receipt of consideration by the Company.)

ARTICLE XII.  AMENDMENT OF THE PLAN AND AWARDS.

A.           The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Article XI relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i)           Increase the number of shares reserved for Awards under the Plan;

(ii)          Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii)         Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

B.           The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

C.           It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

D.           Rights and obligations of the Recipient under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan except with the written consent of the Recipient, unless such amendment is necessary to comply with any applicable law, regulation or rule as determined in the sole discretion of the Board.

E.           The Board at any time, and from time to time, may amend, modify, extend, cancel or renew any Award or waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof and accelerate, continue, extend or defer the exercise time for any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Recipient’s  termination of Continuous Status as an Employee, Director or Consultant; provided, however, that the rights and obligations under any Award shall not be materially impaired by any such amendment except with the written consent of the Recipient, unless such amendment is necessary to comply with any applicable law, regulation or rule as determined in the sole discretion of the Board.

The Board may accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest notwithstanding the provisions in the Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

F.           The Board may amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without stockholder approval.

ARTICLE XIII.  TERMINATION OR SUSPENSION OF THE PLAN.

A.           The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on June 7, 2020, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is later.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

B.           Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Recipient, unless such impairment is necessary to qualify the Award as an Incentive Stock Option or to comply with any applicable law, regulation or rule all as determined in the sole discretion of the Board.

ARTICLE XIV.  EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be obtained within twelve (12) months before or after the date when the Plan is adopted by the Board.

ARTICLE XV.  COMPLIANCE WITH SECURITIES LAWS.

The grant of Awards and the issuance of shares of Common Stock upon the exercise of Options shall be subject to compliance with all applicable requirements of federal and state law with respect to such securities.  Options may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, no Option may be exercised unless (A) a registration statement under the Act shall at the time of exercise of the Option be in effect with respect to the Common Stock shares to be issued upon the exercise of that Option or (B) in the opinion of counsel to the Company, the Common Stock shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Stock shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition of the exercise of any Option, the Company may require the Recipient to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.   The Company may, upon the advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

ARTICLE XVI.  COMPLIANCE WITH SECTION 409A.

To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Option Agreement or other agreement evidencing the Award will incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements will be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Plan's effective date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Plan's effective date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Plan's effective date), the Board may adopt such amendment to the Plan and applicable Award agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Exhibit C
Appraisal Report of Northington Partners

C-1